 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 2000

                                                          REGISTRATION NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                               -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                               COSTAR GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                                        7375                           52-2091509
(State or other jurisdiction of            (Primary Standard Industrial               (I.R.S. Employer
incorporation or organization)             Classification Code Number)                Identification No.)

                                               ------------------

                                            2 Bethesda Metro Center
                                            Bethesda, Maryland 20814
                                               (301) 215-8300

              (Address, including zip code, and telephone number, including area code, of principal executive offices)

                               COSTAR GROUP, INC.
                     1998 STOCK INCENTIVE PLAN (AS AMENDED)
                            (Full Title of the Plan)

                  CARLA J. GARRETT, ESQ.                                             Copy to:
                      General Counsel                                          LANAE HOLBROOK, ESQ.
                    CoStar Group, Inc.                               Fried, Frank, Harris, Shriver & Jacobson
                  2 Bethesda Metro Center                                  1001 Pennsylvania Avenue, NW
                 Bethesda, Maryland 20814                                     Washington, D.C. 20004
                      (301) 215-8300                                              (202) 639-7000
                    Fax: (301) 718-2444                                        Fax: (202) 639-7008

(Name, address, and telephone number, including area code, of agent for service)

                               -----------------

                        CALCULATION OF REGISTRATION  FEE

===================================================================================================================
  Title of Securities           Amount            Proposed Maximum       Proposed Maximum           Amount of
         To Be                   To Be           Offering Price Per     Aggregate Offering        Registration
      Registered              Registered              Share (1)              Price (1)               Fee (1)
-------------------------------------------------------------------------------------------------------------------
Common Stock                950,000 shares             $27.00              $25,650,000               $6,772
$.01 par value
===================================================================================================================


(1) Pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, the Registrant has computed the maximum offering price for the 950,000 shares to be registered solely for the purpose of computing the registration fee by reference to the average of the high and low sale prices for the Registrant's Common Stock on the Nasdaq National Market on September 7, 2000.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 relates to CoStar Group, Inc. Stock Incentive Plan (the "Plan") as amended in June, 2000 to increase the number of shares of common stock, par value $.01 per share (the "Common Stock"), to be issued thereunder by 950,000 shares. The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-82599) filed July 9, 1999, as modified and supplemented by the Registrant's Registration Statement on Form S-8 (File No. 333-91265) filed December 6, 1999, are hereby incorporated by reference pursuant to Instruction E of Form S-8. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 950,000 shares of common stock not previously registered.

          PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.    EXHIBITS

Exhibit
   No.            Description
-------           -----------
4.1        --     Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Amendment
                  No. 4 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 333-47953) filed with the Commission on June 30, 1998 (the "1998 Form S-1")).

4.2        --     Certificate of Amendment of Restated Certificate of Incorporation (Incorporated by reference to
                  Exhibit 3.1 to the Quarterly Report for the Period Ended June 30, 1999 on Form 10-Q (File No.
                  0-24531), filed with the Commission on August 11, 1999).

4.3        --     Amended and Restated By-Laws (Incorporated by reference to Exhibit 3.2 to the 1998 Form S-1).

4.4        --     Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company's
                  Form 10-K dated December 31, 1999).

4.5        --     CoStar Group, Inc. 1998 Stock Incentive Plan (as Amended) (Incorporated by reference to Exhibit
                  10.1 to the Quarterly Report for the Period Ended June 30, 2000 on Form 10-Q (File No.
                  0-24531), filed with the Commission on August 14, 2000).

5.1*       --     Opinion of Fried, Frank, Harris, Shriver & Jacobson.

23.1*      --     Consent of Ernst & Young LLP, Independent Auditors.

23.2*      --     Consent of Fried, Frank, Harris, Shriver & Jacobson (Contained in Exhibit 5.1).

24.1       --     Powers of Attorney (Included in the Signature Pages to the Registration Statement).

----------------
* Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on September 14, 2000.

                                    COSTAR GROUP, INC.

                                    By:          /s/
                                       ----------------------------------------
                                          Andrew C. Florance
                                          Chief Executive Officer and President


         KNOW ALL PERSONS BY THESE PRESENT, that each individual whose signature appears below constitutes and appoints Andrew C. Florance and Frank
A. Carchedi power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and to all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed by the following persons in the capacities indicated on the dates indicated.

         SIGNATURE                          CAPACITY                           DATE
         ---------                          --------                           ----
           /s/                      Chairman of the Board                 September 14, 2000
 -----------------------------
       Michael R. Klein


           /s/                      Chief Executive Officer,              September 14, 2000
 -----------------------------       President, and a Director
       Andrew C. Florance            (Principal Executive Officer)


           /s/                      Chief Financial Officer (Chief        September 14, 2000
 -----------------------------       Financial and Accounting
       Frank A. Carchedi             Officer)


           /s/                      Director                              September 6, 2000
 -----------------------------
       David Bonderman


           /s/                      Director                              September 14, 2000
 -----------------------------
       Warren H. Haber


           /s/                      Director                              September 6, 2000
 -----------------------------
      Josiah O. Low, III


           /s/                      Director                              September 14, 2000
 -----------------------------
        John Simon

                               INDEX TO EXHIBITS

Exhibit
   No.            Description
-------           -----------
4.1        --     Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Amendment
                  No. 4 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 333-47953) filed with the Commission on June 30, 1998 (the "1998 Form S-1")).

4.2        --     Certificate of Amendment of Restated Certificate of Incorporation (Incorporated by reference to
                  Exhibit 3.1 to the Quarterly Report for the Period Ended June 30, 1999 on Form 10-Q (File No.
                  0-24531), filed with the Commission on August 11, 1999).

4.3        --     Amended and Restated By-Laws (Incorporated by reference to Exhibit 3.2 to the 1998 Form S-1).

4.4        --     Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company's
                  Form 10-K dated December 31, 1999).

4.5        --     CoStar Group, Inc. 1998 Stock Incentive Plan (as Amended) (Incorporated by reference to Exhibit
                  10.1 to the Quarterly Report for the Period Ended June 30, 2000 on Form 10-Q (File No.
                  0-24531), filed with the Commission on August 14, 2000).

5.1*       --     Opinion of Fried, Frank, Harris, Shriver & Jacobson.

23.1*      --     Consent of Ernst & Young LLP, Independent Auditors.

23.2*      --     Consent of Fried, Frank, Harris, Shriver & Jacobson (Contained in Exhibit 5.1).

24.1       --     Powers of Attorney (Included in the Signature Pages to the Registration Statement).

----------------
* Filed herewith